FIRST ADDENDUM

TO

SUBSCRIPTION AGREEMENT

This **ADDENDUM** (hereinafter referred to as the "Addendum"), which is made this 30th day of October, 2016, by and between **KSIX Media Holdings, Inc.**, a Nevada corporation (hereinafter referred to as the "Company") and **BCAN Holdings, LLC**, a Nevada limited liability company (hereinafter referred to as the "Subscriber"), hereby provides for the extension of a Subscription Agreement dated September 15, 2016. The Company and the Subscriber may be referred to individually as a "Party" or collectively as the "Parties" below.

RECITALS

WHEREAS, the Company and the Subscriber entered into a "Subscription Agreement" for the purchase of equity securities of the Company dated September 15, 2016 (hereinafter referred to as the "Subscription Agreement);

FURTHER, the Subscription Agreement was effective for a forty-five (45) day period from execution which would expire on or about October 30, 2016 (hereinafter referred to as the "Effective Period");

FURTHER, the Parties desire to extend the Effective Period of the Subscription Agreement until November 30, 2016; and

NOW, THEREFORE, the Parties agree to modify the third paragraph and remove the fourth paragraph of the recitals as set forth in the Subscription Agreement.

AGREEMENT

1. The Third paragraph of the recitals as set forth in the Subscription Agreement shall be amended as follows:

   "**WHEREAS**, the Purchaser shall have a non-transferrable and irrevocable option (the "**Option**") for up to Seventy-Five (75) days (until November 30, 2016) from the date of the initial purchase by the Purchaser and receipt of the Minimum Purchase proceeds by the Company (the "**Effective Period**") to increase the amount of the transaction up to the Maximum Purchase Amount."

2. The Fourth paragraph of the recitals as set forth in the Subscription Agreement shall be removed for such same said agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum on the day first written above.

KSIX Media Holdings, Inc. (the "Company")	**BCAN Holdings, LLC (the "Purchaser")**
Dated: 10-30-16	Dated: 11-1-2016
By: [signature]	By: [signature]
Name: Carter Matzinger	Name: Anthony P. Nuzzo Jr.
Title: President	Title: Manager